UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009

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LEGEND INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-32551	23-3067904
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:     Other Events

On May 12, 2009, Legend International Holdings, Inc., a Delaware corporation (the “Company”) announced it was making an on market takeover offer for all of the shares in North Australian Diamonds Limited, an Australian corporation (ASX: NAD) that it does not already own.

The offer is an unconditional on market cash offer at $A0.012 per NAD share.

The Company already owns 296,000,000 (14.95%) NAD shares

Mr. Joseph Gutnick, the Chairman of the Board, President and Chief Executive Officer of the Company, is also a director of NAD. In addition, Mr. Gutnick is a director and officer (and members of his family are beneficial stockholders) of Yahalom International Resources Corporation, which is a 19% stockholder of NAD. Mr. Gutnick will not take part in any material decision made by either the Company or NAD relating to the Offer and/or the Takeover Bid.

The Offer from Legend

Legend is offering A$0.012 cents cash for each NAD Share.

The Offer represents a 9% premium to NAD’s closing share price of 1.1 cents on 11 May 2009, the last Trading Day of NAD Shares before the Announcement Date; a 20% premium to the 30 and 90-day VWAP of NAD Shares prior to the Announcement Date; and a 50% premium to the recent rights issue price in early 2009 of .008 cents per share.

The Offer is an unconditional cash offer.

Payment for acceptances will be received on a T + 3 basis in line with normal practice for an on market purchase of shares on the ASX.

Key Dates

Bidders Statement lodged with ASIC	12 May 2009

Offer before the Offer Period	12 May 2009 to 26 May 2009

Opening Date of Offer Period	27 May 2009

Closing Date of Offer Period	27 June 2009

Item 9.01:     Financial Statement and Exhibits

99.1:              Bidders Statement and Offer for North Australia Diamonds Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.

(Company)

By:
Peter Lee
Secretary

Dated: May 13, 2009

INDEX TO EXHIBITS

99.1:	Bidders Statement and Offer for North Australia Diamonds Limited.